Exhibit 99.1

SPX Reports Second Quarter 2019 Results

Q2 GAAP EPS of $0.43; Adjusted EPS* of $0.67
Continued Strong Revenue and Operating Profit Growth
Increasing Full-Year Adjusted EPS* Guidance Range to $2.60-$2.72

CHARLOTTE, N.C., August 1, 2019 /Globe Newswire/ -- SPX Corporation (NYSE:SPXC) today reported results for the quarter ended June 29, 2019.

Gene Lowe, President and CEO, remarked, “I am very pleased with our second quarter performance, which reflects solid operational execution, as well as favorable timing of project deliveries in our Detection & Measurement segment. Based on our strong first half performance and visibility into second half demand, we are raising our full-year Adjusted EPS* guidance to a range of $2.60 to $2.72.”

Mr. Lowe continued, “In South Africa, we are making good progress on our construction activities and remain on track for substantial completion by year-end. Additionally, during the second quarter we took an important step towards resolving outstanding disputes by finalizing a settlement agreement with GE, one our key customers, that covers all material claims between us.”

Mr. Lowe commented further, “In July, we were pleased to advance our growth strategy through the purchase of SGS Refrigeration, the first acquisition in our HVAC segment. SGS expands our coverage of industrial refrigeration solutions, while enhancing our sales distribution network. Our acquisition pipeline is the strongest it has been in years, and we remain well positioned to drive value through additional capital deployment.”

Second Quarter 2019 Overview:

For Q2 2019, the company reported revenue of $372.4 million and operating income of $26.3 million, compared with $379.2 million and $22.7 million, respectively, in Q2 2018. Net earnings per share from continuing operations were $0.43 in Q2 2019, compared with $0.44 for Q2 2018.

SPX’s adjusted revenue* was $371.6 million and adjusted operating income* was $40.7 million for Q2 2019, compared with $349.7 million and $32.5 million, respectively, in Q2 2018. Adjusted earnings per share* for Q2 2019 were $0.67, compared with $0.53 for Q2 2018.

GAAP Results:

($ millions)	Q2 2019	Q2 2018	2019 YTD	2018 YTD
Revenue	$372.4	$379.2	$716.0	$731.1
Segment Income	41.4	41.0	62.2	78.0
Operating Income	26.3	22.7	29.3	42.0
Adjusted Results:

($ millions)	Q2 2019	Q2 2018	2019 YTD	2018 YTD
Adjusted Revenue*	$371.6	$349.7	$723.1	$670.8
Adjusted Segment Income*	54.7	47.8	101.0	89.3
Adjusted Operating Income*	40.7	32.5	72.6	58.7
* Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

HVAC

Revenue for Q2 2019 was $130.9 million, compared with $139.7 million in Q2 2018, a decrease of 6.3%, including a 0.6% decrease from currency fluctuations. Organic revenue* decreased 5.7%, due primarily to a decline in cooling product shipments.

Segment income was $16.7 million, or 12.8% of revenue, in Q2 2019, compared with $18.5 million, or 13.2% of revenue, in Q2 2018, with the decrease in margins due to lower volumes and higher operating costs.

Detection & Measurement

Revenue for Q2 2019 was $101.7 million, compared with $74.6 million in Q2 2018, an increase of 36.3% including a 0.7% decrease from currency fluctuations and a 33.8% increase from acquisitions. Organic revenue* increased 3.2% largely reflecting strong project related sales of communication technologies products.

Segment income was $21.7 million in Q2 2019. Adjusted segment income*, which excludes $3.2 million of acquisition related costs and intangible amortization expense, was $24.9 million, or 24.5% of revenue. This compares with segment income of $16.5 million and adjusted segment income* of $18.8 million, or 25.2% of revenue, in Q2 2018. The 70 basis point decrease in margins was primarily due to sales mix.

Engineered Solutions

Revenue in Q2 2019 was $139.0 million, compared with $135.4 million in Q2 2018, an increase of 2.7%. Revenue growth was driven by increased volumes in our transformers business due primarily to operational improvements.

Segment income in Q2 2019 was $13.0 million, or 9.4% of revenue, compared with segment income of $10.4 million, or 7.7% of revenue in Q2 2018. The increase in margins was driven primarily by the revenue increase noted above.

All Other

During Q2 2019, our South African subsidiary, DBT, reached an agreement with GE to settle all material claims between the parties. Associated with the agreement, SPX recorded an adjustment of $6.0 million to reduce the amount of expected revenue on the South African projects. As a result of the agreement, outstanding guarantees maintained by DBT have been significantly reduced.

All Other, which includes the South African and Heat Transfer operations, had revenue of $0.8 million in Q2 2019, compared with $29.5 million in Q2 2018. The decrease was due primarily to a decline in organic sales related to lower revenues from large power projects in South Africa and the impact of the wind-down of the Heat Transfer business. In addition, revenues were impacted negatively by the adjustment noted above associated with the GE agreement.

All Other incurred a loss in Q2 2019 of $10.0 million, compared with a loss of $4.4 million in Q2 2018. The larger loss was due primarily to the reduction in revenues noted above.

Financial Update:

As of June 29, 2019, SPX had total outstanding debt of $401.6 million and total cash of $34.6 million. During Q2 2019, SPX generated net operating cash from continuing operations of $16.5 million, including modest net cash usage associated with the South African projects, which included a tax benefit. Net leverage, as calculated under the company’s bank credit agreement was 1.9x, unchanged from the end of Q1 2019.

Increasing 2019 Adjusted EPS* Guidance:

SPX continues to expect 2019 adjusted revenue* of approximately $1.50 billion. We continue to expect adjusted segment income margin* of approximately 15.0% and adjusted operating income margin* of approximately 11%. Adjusted earnings per share* is now expected to be in a range of $2.60 to $2.72, an increase from the previous guidance range of $2.50 to $2.65.

Segment performance, on a year-over-year basis, is expected to be as follows (changes bolded):

	Revenue	Segment Income Margin %
HVAC	In a range of $576-586 million (previously $570-580), with the increase due to the SGS acquisition	15.5-16%, or 25 basis point increase at midpoint vs 2018
Detection & Measurement	In a range of $390-400 million (previously $385-395)	23-24% (ex-amortization)
Engineered Solutions	In a range of $530-540 million	Approximately 8%, or 150 basis points increase vs 2018

Non-GAAP Presentation: To provide additional clarity to its operating results, the company discusses results and guidance that include “adjusted” non-GAAP financial measures. Adjusted results for the company exclude, among other items, the effect of the South African and Heat Transfer operations, categorized as “All Other” in the company’s segment reporting structure. The company reports separately on the results of the All Other category. The company anticipates reporting the results of businesses included in the “All Other” category as discontinued operations, at such time as they meet the accounting requirements for this treatment.

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended June 29, 2019 with the Securities and Exchange Commission on or before August 8, 2019. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss second quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 4991629

A replay of the call will be available by telephone through Thursday, August 8th.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 4991629

Upcoming Investor Events:  Company management plans to be on the road during the third quarter of 2019 meeting with investors, including attending the Midwest IDEAS Investor Conference in Chicago on August 29th, the Vertical Research Global Industrials Conference in Connecticut on September 5th, and the Buckingham Industrials Conference in New York City on September 19th.

About SPX Corporation:  SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC, detection and measurement, and engineered solutions markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.4 billion in annual revenue in 2018 and approximately 4,000 employees in about 17 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.”  For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

Note: Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, acquisition costs, costs associated with dispositions, the results of our South African operations, the results of our Heat Transfer business, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the nearest corresponding GAAP financial measures is not practicable.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s most recent annual reports on Form 10-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone:  980-474-3806
E-mail: spx.investor@spx.com

Pat Uotila, Manager, Investor Relations
Phone:  980-474-3806
E-mail: spx.investor@spx.com

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018

Revenues	$372.4	$379.2	$716.0	$731.1
Costs and expenses:
Cost of products sold	264.2	281.5	524.6	543.3
Selling, general and administrative	78.2	72.6	154.9	141.2
Intangible amortization	2.4	0.8	4.0	1.0
Special charges, net	1.3	1.6	1.4	3.6
Other operating expenses	—	—	1.8	—
Operating income	26.3	22.7	29.3	42.0

Other income, net	1.9	2.2	9.1	3.2
Interest expense	(5.3)	(5.1)	(10.6)	(9.4)
Interest income	0.6	0.3	0.9	0.8
Income from continuing operations before income taxes	23.5	20.1	28.7	36.6
Income tax provision	(4.1)	(0.4)	(8.7)	(4.5)
Income from continuing operations	19.4	19.7	20.0	32.1

Income (loss) from discontinued operations, net of tax	—	—	—	—
Gain (loss) on disposition of discontinued operations, net of tax	(0.2)	3.3	(1.6)	3.3
Gain (loss) from discontinued operations, net of tax	(0.2)	3.3	(1.6)	3.3

Net income	$19.2	$23.0	$18.4	$35.4

Basic income per share of common stock:
Income from continuing operations	$0.44	$0.46	$0.46	$0.75
Income (loss) from discontinued operations	—	0.08	(0.04)	0.08
Net income per share	$0.44	$0.54	$0.42	$0.83

Weighted-average number of common shares outstanding — basic	43.914	42.988	43.767	42.881

Diluted income per share of common stock:
Income from continuing operations	$0.43	$0.44	$0.45	$0.72
Income (loss) from discontinued operations	—	0.07	(0.04)	0.07
Net income per share	$0.43	$0.51	$0.41	$0.79

Weighted-average number of common shares outstanding — diluted	44.892	44.723	44.750	44.545

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	June 29, 2019	December 31, 2018
ASSETS
Current assets:
Cash and equivalents	$34.6	$68.8
Accounts receivable, net	251.5	269.1
Contract assets	62.5	91.2
Inventories, net	155.5	128.8
Other current assets (includes income taxes receivable of $18.1 and $18.9 at June 29, 2019 and December 31, 2018, respectively)	41.4	40.5
Total current assets	545.5	598.4
Property, plant and equipment:
Land	18.7	19.4
Buildings and leasehold improvements	119.1	125.2
Machinery and equipment	331.4	334.1
	469.2	478.7
Accumulated depreciation	(294.4)	(294.5)
Property, plant and equipment, net	174.8	184.2
Goodwill	431.4	394.4
Intangibles, net	229.2	198.4
Other assets	665.4	657.7
Deferred income taxes	21.0	24.4
TOTAL ASSETS	$2,067.3	$2,057.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$135.9	$153.6
Contract liabilities	80.3	79.5
Accrued expenses	174.5	183.7
Income taxes payable	2.3	3.5
Short-term debt	59.5	31.9
Current maturities of long-term debt	14.1	18.0
Total current liabilities	466.6	470.2

Long-term debt	328.0	331.9
Deferred and other income taxes	31.5	23.2
Other long-term liabilities	804.5	817.3
Total long-term liabilities	1,164.0	1,172.4

Equity:
Common stock	0.5	0.5
Paid-in capital	1,285.3	1,295.4
Retained deficit	(631.7)	(650.1)
Accumulated other comprehensive income	242.7	244.9
Common stock in treasury	(460.1)	(475.8)
Total equity	436.7	414.9
TOTAL LIABILITIES AND EQUITY	$2,067.3	$2,057.5

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE AND OTHER OPERATING SEGMENTS
(Unaudited; in millions)

	Three months ended				Six months ended
	June 29, 2019	June 30, 2018	Δ	%/bps	June 29, 2019	June 30, 2018	Δ	%/bps
HVAC reportable segment

Revenues	$130.9	$139.7	$(8.8)	(6.3)%	$259.3	$267.4	$(8.1)	(3.0)%
Gross profit	40.9	41.6	(0.7)		82.5	83.2	(0.7)
Selling, general and administrative expense	24.1	23.0	1.1		47.2	45.9	1.3
Intangible amortization expense	0.1	0.1	—		0.2	0.2	—
Income	$16.7	$18.5	$(1.8)	(9.7)%	$35.1	$37.1	$(2.0)	(5.4)%
as a percent of revenues	12.8%	13.2%		-40 bps	13.5%	13.9%		-40 bps

Detection & Measurement reportable segment

Revenues	$101.7	$74.6	$27.1	36.3%	$186.8	$140.2	$46.6	33.2%
Gross profit	46.6	33.1	13.5		86.0	62.7	23.3
Selling, general and administrative expense	22.6	15.9	6.7		43.5	29.8	13.7
Intangible amortization expense	2.3	0.7	1.6		3.8	0.7	3.1
Income	$21.7	$16.5	$5.2	31.5%	$38.7	$32.2	$6.5	20.2%
as a percent of revenues	21.3%	22.1%		-80 bps	20.7%	23.0%		-230 bps

Engineered Solutions reportable segment

Revenues	$139.0	$135.4	$3.6	2.7%	$277.0	$263.2	$13.8	5.2%
Gross profit	26.2	23.1	3.1		47.8	42.0	5.8
Selling, general and administrative expense	13.2	12.7	0.5		26.8	24.8	2.0
Income	$13.0	$10.4	$2.6	25.0%	$21.0	$17.2	$3.8	22.1%
as a percent of revenues	9.4%	7.7%		170 bps	7.6%	6.5%		110 bps

All Other

Revenues	$0.8	$29.5	$(28.7)	(97.3)%	$(7.1)	$60.3	$(67.4)	(111.8)%
Gross profit	(5.5)	(0.1)	(5.4)		(24.9)	(0.1)	(24.8)
Selling, general and administrative expense	4.5	4.3	0.2		7.7	8.3	(0.6)
Intangible amortization expense	—	—	—		—	0.1	(0.1)
Loss	$(10.0)	$(4.4)	$(5.6)	(127.3)%	$(32.6)	$(8.5)	$(24.1)	(283.5)%

Consolidated Revenues	$372.4	$379.2	$(6.8)	(1.8)%	$716.0	$731.1	$(15.1)	(2.1)%
Consolidated Segment Income	41.4	41.0	0.4	1.0%	62.2	78.0	(15.8)	(20.3)%
as a percent of revenues	11.1%	10.8%		30 bps	8.7%	10.7%		-200 bps

Total segment income	$41.4	$41.0	$0.4		$62.2	$78.0	$(15.8)
Corporate expense	10.5	12.5	(2.0)		22.9	24.3	(1.4)
Long-term incentive compensation expense	3.3	4.2	(0.9)		6.8	8.1	(1.3)
Special charges, net	1.3	1.6	(0.3)		1.4	3.6	(2.2)
Other operating expenses	—	—	—		1.8	—	1.8
Consolidated operating income	$26.3	$22.7	$3.6	15.9%	$29.3	$42.0	$(12.7)	(30.2)%
as a percent of revenues	7.1%	6.0%		110 bps	4.1%	5.7%		-160 bps

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three Months Ended		Six months ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Cash flows from operating activities:
Net income	$19.2	$23.0	$18.4	$35.4
Less: Gain (loss) from discontinued operations, net of tax	(0.2)	3.3	(1.6)	3.3
Income from continuing operations	19.4	19.7	20.0	32.1
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Special charges, net	1.3	1.6	1.4	3.6
Gain on change in fair value of equity security	(1.6)	—	(7.9)	—
Deferred and other income taxes	1.9	7.4	4.4	6.1
Depreciation and amortization	8.5	6.8	16.6	13.4
Pension and other employee benefits	2.3	1.5	5.1	3.8
Long-term incentive compensation	3.3	4.2	6.8	8.1
Other, net	0.3	0.4	0.6	0.7
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable and other assets	23.5	(12.5)	71.0	11.1
Inventories	(3.6)	(1.2)	(18.0)	(4.8)
Accounts payable, accrued expenses and other	(37.6)	(24.3)	(69.8)	(67.4)
Cash spending on restructuring actions	(1.2)	(0.5)	(2.2)	(0.9)
Net cash from continuing operations	16.5	3.1	28.0	5.8
Net cash used in discontinued operations	(0.6)	(0.7)	(1.5)	(1.1)
Net cash from operating activities	15.9	2.4	26.5	4.7

Cash flows used in investing activities:
Proceeds from company-owned life insurance policies, net	1.9	—	2.4	0.2
Business acquisitions, net of cash acquired	(0.2)	(166.3)	(77.2)	(182.6)
Net proceeds from sale of assets	—	10.1	5.5	10.1
Capital expenditures	(2.5)	(2.2)	(6.2)	(5.4)
Net cash used in continuing operations	(0.8)	(158.4)	(75.5)	(177.7)
Net cash from discontinued operations	—	2.4	—	2.4
Net cash used in investing activities	(0.8)	(156.0)	(75.5)	(175.3)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	12.3	129.0	101.6	129.0
Repayments under senior credit facilities	(22.3)	(33.0)	(86.8)	(33.0)
Borrowings under trade receivables financing arrangement	5.0	32.0	45.0	32.0
Repayments under trade receivables financing arrangement	(15.0)	(10.0)	(44.0)	(10.0)
Net borrowings (repayments) under other financing arrangements	(0.1)	(0.7)	2.7	(1.1)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	1.1	0.2	(4.8)	(3.0)
Net cash from (used in) continuing operations	(19.0)	117.5	13.7	113.9
Net cash from (used in) discontinued operations	—	—	—	—
Net cash from (used in) financing activities	(19.0)	117.5	13.7	113.9
Change in cash and equivalents due to changes in foreign currency exchange rates	(0.5)	(0.9)	1.1	(0.9)
Net change in cash and equivalents	(4.4)	(37.0)	(34.2)	(57.6)
Consolidated cash and equivalents, beginning of period	39.0	103.7	68.8	124.3
Consolidated cash and equivalents, end of period	$34.6	$66.7	$34.6	$66.7

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

Six months ended
June 29, 2019
Beginning cash and equivalents	$68.8
Cash from continuing operations	28.0
Capital expenditures	(6.2)
Proceeds from company-owned life insurance policies, net	2.4
Net proceeds from assets sales	5.5
Business acquisitions, net of cash acquired	(77.2)
Borrowings under senior credit facilities	101.6
Repayments under senior credit facilities	(86.8)
Net borrowings under other financing arrangements	3.7
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(4.8)
Cash used in discontinued operations	(1.5)
Change in cash due to changes in foreign currency exchange rates	1.1
Ending cash and equivalents	$34.6

	Debt at				Debt at
	December 31, 2018	Borrowings	Repayments	Other	June 29, 2019
Revolving loans	$6.4	$101.6	$(78.0)	$—	$30.0
Term loan	350.0	—	(8.8)	—	341.2
Trade receivables financing arrangement	23.0	45.0	(44.0)	—	24.0
Other indebtedness	4.3	3.1	(0.4)	1.0	8.0
Less: Deferred financing costs associated with the term loan	(1.9)	—	—	0.3	(1.6)
Totals	$381.8	$149.7	$(131.2)	$1.3	$401.6

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC, DETECTION & MEASUREMENT AND ENGINEERED SOLUTIONS REPORTABLE SEGMENTS
(Unaudited)

	Three months ended June 29, 2019
	HVAC	Detection & Measurement	Engineered Solutions

Net Revenue Growth (Decline)	(6.3)%	36.3%	2.7%

Exclude: Foreign Currency	(0.6)%	(0.7)%	0.1%

Exclude: Acquisitions	—%	33.8%	—%

Organic Revenue Growth (Decline)	(5.7)%	3.2%	2.6%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended		Six months ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Consolidated revenue	$372.4	$379.2	$716.0	$731.1

Exclude: "All Other" operating segments(1)	0.8	29.5	(7.1)	60.3

Adjusted consolidated revenue	$371.6	$349.7	$723.1	$670.8

Total segment income	$41.4	$41.0	$62.2	$78.0

Exclude: "All Other" operating segments(1)	(10.0)	(4.4)	(32.6)	(8.5)

Exclude: One time acquisition related costs (2)	(0.9)	(1.6)	(2.2)	(1.9)

Exclude: Amortization expense (3)	(2.4)	(0.8)	(4.0)	(0.9)

Adjusted segment income	$54.7	$47.8	$101.0	$89.3
as a percent of adjusted revenues (4)	14.7%	13.7%	14.0%	13.3%

DETECTION & MEASUREMENT REPORTABLE SEGMENT:
	Three months ended		Six months ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Detection & Measurement segment income	$21.7	$16.5	$38.7	$32.2

Exclude: One time acquisition related costs (2)	(0.9)	(1.6)	(2.2)	(1.9)

Exclude: Amortization expense (3)	(2.3)	(0.7)	(3.8)	(0.7)

Detection & Measurement adjusted segment income	$24.9	$18.8	$44.7	$34.8
as a percent of Detection & Measurement segment revenues (4)	24.5%	25.2%	23.9%	24.8%

(1) Represents the removal of the financial results of our South Africa and Heat Transfer businesses. Note: These businesses are now being reported as an "All Other" group of operating segments for U.S. GAAP purposes due to certain wind-down activities that are occurring within these businesses.

(2) Represents additional "Cost of products sold" recorded during the three and six months ended June 29, 2019 related to the step-up of inventory (to fair value) acquired in connection with the Sabik and Cues acquisitions and recorded during the three and six months ended June 30, 2018 related to the Schonstedt and Cues acquisitions.

(3) Represents amortization expense associated with acquired intangible assets.

(4) See "Results of Reportable and Other Operating Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Six months ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Operating income	$26.3	$22.7	$29.3	$42.0

Exclude:
Aggregate operating losses of the South Africa and Heat Transfer businesses (1)	(10.9)	(6.0)	(33.5)	(11.5)

One-time acquisition related costs (2)	(1.1)	(3.0)	(4.0)	(4.3)

Other operating expenses (3)	—	—	(1.8)	—

Amortization expense (4)	(2.4)	(0.8)	(4.0)	(0.9)

Adjusted operating income	$40.7	$32.5	$72.6	$58.7
as a percent of adjusted revenues (5)	11.0%	9.3%	10.0%	8.8%

(1) Primarily represents the removal of the financial results of these businesses, inclusive of "special charges" of $0.9 and $1.6 during the three months ended June 29, 2019 and June 30, 2018, respectively, and $0.9 and $3.2 during the six months ended June 29, 2019 and June 30, 2018, respectively.

(2) Represents one-time acquisition related costs during the three months ended June 29, 2019 and June 30, 2018 associated with (i) inventory step-up of $0.9 and $1.6, respectively, and (ii) integration and transaction costs of $0.2 and $1.4, respectively, and one-time acquisition related costs during the six months ended June 29, 2019 and June 30, 2018 associated with (i) inventory step-up of $2.2 and $1.9, respectively, and (ii) integration and transaction costs of $1.8 and $2.4, respectively.

(3) Represents charges associated with revisions to estimates of certain liabilities retained in connection with the 2016 sale of the dry cooling business, with such revision resulting from settlement activity during the first quarter of 2019.

(4) Represents amortization expense associated with acquired intangible assets.

(5) See "Results of Reportable and Other Operating Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended June 29, 2019
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$41.4	$13.3	$54.7
Corporate expense (2)	(10.5)	0.2	(10.3)
Long-term incentive compensation expense	(3.3)	—	(3.3)
Special charges, net (3)	(1.3)	0.9	(0.4)
Operating income	26.3	14.4	40.7

Other income, net (4)	1.9	(0.4)	1.5
Interest expense, net	(4.7)	—	(4.7)
Income from continuing operations before income taxes	23.5	14.0	37.5
Income tax provision (5)	(4.1)	(3.1)	(7.2)
Income from continuing operations	19.4	10.9	30.3

Dilutive shares outstanding	44.892		44.892

Earnings per share from continuing operations	$0.43		$0.67

(1) Adjustment represents the removal of (i) operating losses associated with the South Africa and Heat Transfer businesses ($10.0), (ii) inventory step-up charges related to the Cues and Sabik acquisitions ($0.9), and (iii) amortization expense associated with acquired intangible assets ($2.4).

(2) Adjustment represents the removal of acquisition related expenses incurred during the period.

(3) Adjustment represents the removal of restructuring charges associated with the South Africa and Heat Transfer businesses.

(4) Adjustment represents the removal of (i) a gain on an equity security associated with a fair value adjustment ($1.6), (ii) non-service pension and postretirement charges ($1.0) and (iii) removal of foreign currency losses associated with the South African projects ($0.2).

(5) Adjustment represents the tax impact of items (1) through (4) above.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended June 30, 2018
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$41.0	$6.8	$47.8
Corporate expense (2)	(12.5)	1.4	(11.1)
Long-term incentive compensation expense	(4.2)	—	(4.2)
Special charges, net (3)	(1.6)	1.6	—
Operating income	22.7	9.8	32.5

Other income, net (4)	2.2	0.5	2.7
Interest expense, net	(4.8)	—	(4.8)
Income from continuing operations before income taxes	20.1	10.3	30.4
Income tax provision (5)	(0.4)	(6.1)	(6.5)
Income from continuing operations	19.7	4.2	23.9

Dilutive shares outstanding	44.723		44.723

Earnings per share from continuing operations	$0.44		$0.53

(1) Adjustment represents the removal of (i) operating losses associated with the South Africa and Heat Transfer businesses ($4.4), (ii) inventory step-up charges related to the Cues acquisition ($1.6), and (iii) amortization expense associated with acquired intangible assets ($0.8).

(2) Adjustment primarily represents removal of acquisition related expenses incurred during the period.

(3) Adjustment represents removal of restructuring charges associated with the South Africa and Heat Transfer businesses.

(4) Adjustment represents removal of non-service pension and postretirement items and removal of foreign currency losses associated with the South African projects.

(5) Adjustment represents the tax impact of items (1) through (4) above and the removal of tax charges associated with the impact of U.S. tax reform.